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                                                                       Exhibit 5

                       BECKMAN, LIEBERMAN & BARANDES, LLP
                             100 Jericho Quadrangle
                                    Suite 225
                             Jericho, New York 11753
                                  516-822-4820




                                                          June 17, 2003

Securities and Exchange Commission
450 Fifth Avenue
Washington, D.C.  20549

                  Re:      Intelli-Check, Inc.
                           Registration Statement on Form S-3

Ladies and Gentlemen:

     Reference is made to the filing by Intelli-Check, Inc. (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of 30,000 shares of Series A 8% Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), 454,545 shares of common stock of the Company, par value $.001 per share (the "Common Stock") underlying the Preferred Stock, 113,636 warrants (the "Warrants") and 113,636 shares of Common Stock underlying the Warrants.

     As counsel for the Company, we have examined its corporate records, including its Certificate of Incorporation, By-Laws, its corporate minutes, the forms of its Preferred Stock certificate, Warrant and Common Stock certificate and such other documents as we have deemed necessary or relevant under the circumstances.

         Based upon our examination, we are of the opinion that:

          1. The Company is duly organized and validly existing under the laws of the State of Delaware.

          2. The shares of Preferred Stock subject to the Registration Statement have been duly authorized, legally issued, fully paid and non-assessable.

          3. The Warrants subject to the Registration Statement have been duly authorized, legally issued, fully paid and non-assessable.

          4. The shares of Common Stock subject to the Registration Statement have been duly authorized and, when issued and delivered in accordance with the terms of the Preferred Stock and the Warrants, will be legally issued, fully paid and non-assessable.



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Securities and Exchange Commission
June 17, 2003
Page -2-




         We note that we are members of the bar of the State of New York and our opinion is limited to matters governed by the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

         We hereby consent to be named in the Registration Statement and in the prospectus which constitutes a part thereof as counsel to the Company, and we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                         Very truly yours,


                                                         BECKMAN, LIEBERMAN
                                                           & BARANDES, LLP



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